ARTICLES OF INCORPORATION

                                   OF

                LEXINGTON STRATEGIC INVESTMENTS FUND, INC.



          FIRST: THE UNDERSIGNED, ADAM J. SHAPIRO, whose address is 520 Madison Avenue, New York, New York 10022, being at least eighteen years of age, is forming a corporation under the general laws of the State of Maryland.


          SECOND: The name of the corporation is LEXINGTON STRATEGIC INVESTMENTS FUND, INC. (hereinafter called the "Corporation").


          THIRD: The purpose for which the Corporation is formed, is to act as an open-end investment company of the management type registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940.


          FOURTH: The address of the principal office of the Corporation in the State of Maryland is Corporation Service Company, 100 Light Street, Baltimore, Maryland 21202.


          FIFTH: The name and address of the resident agent of the Corporation in this State is Joseph M. Roulhac, Esq., 100 Light Street, Baltimore, Maryland 21202.


          SIXTH: The total number of shares of stock of all classes which the Corporation has authority to issue is 1,000,000,000 shares, of which 500,000,000 shares are designated "Lexington Strategic Investments Fund Series", and of which 500,000,000 are unclassified. The par value of the shares of stock of each class is $.001 per share. The aggregate par value of all the shares of all classes is $1,000,000.


          SEVENTH: Subject to the power of the Board of Directors to reclassify unissued shares, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of the stock of the Corporation, shall be as follows:

          (a) The net asset value of each class of the Corporation's stock shall be determined separately in accordance with procedures approved by the Board of Directors and in compliance with regulatory requirements.

          (b) The consideration received by the Corporation for the issue and sale of shares of a class of stock may be invested in a separate investment portfolio or together with the consideration received for the issuance and sale of one or more other classes stock in a common investment portfolio. If such consideration is invested in a common investment portfolio, the income, gain or loss and the expenses and liabilities of the common investment portfolio shall be allocated among the classes in accordance with procedures approved by the Board of Directors and in compliance with regulatory requirements.

          (c) Shares of each class of stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors with respect to such class. Dividends or distributions declared or paid on shares of a class of stock shall be deducted in determining the net asset value of shares of that class and may not exceed the net assets of that class.

          (d) In the event of the liquidation or dissolution of the Corporation, the stockholders of each class of the Corporation's stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, an amount equal to the net assets of that class. The assets so distributable to the stockholders of a class shall be distributed among such stockholders in proportion to the number of shares of that class held by them and recorded on the books of the Corporation. In the event that there are any assets available for distribution that are not attributable to any particular class of stock, such assets shall be allocated to all classes in proportion to the net asset value of the respective classes.

          (e) On each matter submitted to a vote of the stockholders, each holder of a share of stock shall be entitled to one vote for each share standing in his name on the books of the Corporation. All holders of shares of stock shall vote as a single class except with respect to any matter which affects only one or more classes of stock, in which case only the holders of shares of the class or classes affected shall be entitled to vote.

          (f) To the extent that the Corporation has funds or property legally available therefor, each holder of shares of stock of the Corporation, upon proper written request (including signature guarantees, if required by the Corporation) to the Corporation accompanied, when stock certificates representing such shares are outstanding, by surrender of the appropriate stock certificate or certificates in proper form for transfer, or any such form as the Board of Directors may provide, shall be entitled to require the Corporation to redeem all or any number of the shares outstanding in the name of such holder on the books of the Corporation, at the net asset value of such shares computed as hereinafter provided. Notwithstanding the foregoing, the Corporation may suspend the right of the holders of the shares of stock of the Corporation to require the Corporation to redeem such shares when permitted or required to do so by the Investment Company Act of 1940 or any rule or regulation of the Securities and Exchange Commission promulgated thereunder.

          The Corporation may redeem all of the shares of a class of stock held by a stockholder if the net asset value of the shares of stock is less than $500 or such other amount not exceeding $5,000 as the Board of Directors may establish (the "Minimum Amount") with respect to the shares of that class. The Board of Directors may establish differing Minimum Amounts for each class of the Corporation s stock and for categories of holders of stock based on such criteria as the Board of Directors may deem appropriate. The Corporation shall give the stockholder notice which shall be in writing personally delivered or deposited in the mail, at least 30 days (or such other number of days as may be specified from time to time by the Board of Directors) prior to such redemption.


          EIGHTH: The initial number of directors of the corporation shall be three and the names of those who will serve as such until their successors are elected and qualified are as follows:

          Robert M. DeMichele
          Lawrence Kantor
          William S. Stack


          The By-Laws of the Corporation may fix the number of directors at a number greater or less than that named in these Articles of Incorporation and may authorize the Board of Directors to increase or decrease the number of directors.


          NINTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Maryland, the following provisions are hereby adopted for the purpose of defining and regulating the powers of the Corporation and of the directors and stockholders:

          (a) In addition to its other powers explicitly or implicitly granted under these Articles of Incorporation, By-Laws or otherwise the Board of Directors of the Corporation:

               (i)       is hereby empowered to authorize the
          issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, and securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, in each case upon such terms and conditions and for such consideration as such Board of Directors shall from time to time determine.

               (ii)      is authorized to classify or to
          reclassify, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of or rights to require redemption of the stock. The provisions of these Articles of Incorporation shall apply to each class of stock unless otherwise provided by the Board of Directors prior to issuance of any shares of that class.

               (iii) is authorized to determine the net asset value of a share of any class or series of stock of the Corporation and is authorized to determine the methods to be used to value the assets of a class or series, the amount and allocation of expenses and liabilities of the Corporation to each class or series and all other matters in connection therewith.

          (b) The Corporation is authorized to issue fractional shares of stock of this Corporation, whether now or hereafter authorized, and any fractional shares so issued shall entitle the holders thereof to exercise voting rights, receive dividends and participate in the distribution of assets of the Corporation in the event of liquidation or dissolution to the extent of their proportionate interest represented by such fractional shares, but excluding the right to a certificate evidencing such shares.

          (c) Except to the extent otherwise prohibited by applicable law, the Corporation may enter into any management or investment advisory contract or underwriting contract or any other type of contract with, and may otherwise engage in any transaction or do business with, any person, firm or corporation or any subsidiary or other affiliate of any such person, firm or corporation and may authorize such person, firm or corporation or such subsidiary or other affiliate to enter into any other contracts or arrangements with any other person, firm or corporation which relate to the Corporation or the conduct of its business, notwithstanding that any directors or officers of the Corporation are or may subsequently become partners, directors, officers, stockholders or employees of such person, firm or corporation or of such subsidiary or other affiliate or may have a material financial interest in any such contract or transaction or business and no such contract shall be invalidated or voidable or in any way affected thereby nor shall any of such directors or officers of the Corporation be liable to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred solely because of the entering into and performance of such contract or the engaging in such transaction or business or the existence of such material financial interest therein; provided that nothing herein shall protect any director or officer of the Corporation from liability to the Corporation or its security holders to which he would be otherwise subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

          (d) Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practices by or pursuant to the direction of the Board of Directors of the Corporation, as to the amount of assets, obligations, or liabilities of any class of the Corporation, as to the amount of net income of any class of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the value of any security owned by any class of the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of any class of the Corporation, and any reasonable determination made in good faith by the Board of Directors of the Corporation as to whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting of the sale of, or a participation in any underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid.

          (e) The stockholders of the Corporation may remove any director of the Corporation prior to the expiration of his term of office by the affirmative vote of a majority of all votes entitled to be cast for the election of directors.

          (f) No holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any shares of stock of the Corporation, other than such rights, if any, as the Board of Directors of the Corporation, in its discretion, may from time to time determine.

          (g) All persons who shall acquire stock or securities of the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation.

          (h) Notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of the Corporation s stock entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the occurrence of a majority of the aggregate number of votes entitled to be cast thereon.

          (i) The presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast (without regard to class) shall constitute a quorum at any meeting of the Stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements or the Corporation s charter, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast on the matter by such holders shall constitute a quorum.


          TENTH: The following provisions are hereby adopted for the purpose of limiting the liability of and indemnifying the directors and officers of the Corporation:

          (a) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

          (b) The corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The corporation shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The Board of Directors may by By-Law, resolution or agreement make further provisions for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.

          (c) No provision of this Article shall be effective (i) to require a waiver of compliance with any provision of the Securities Act of 1933, or of the Investment Company Act of 1940, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (ii) to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

          (d) References to the Maryland General Corporation Law in this Article are to the law as from time to time amended. No further amendment to the Articles of Incorporation of the Corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to such amendment.


          ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision of its charter, including any amendment which alters the contract rights, as expressly set forth in the charter, of any outstanding stock, and all rights conferred upon stockholders herein are granted subject to this reservation.

          IN WITNESS WHEREOF, the undersigned incorporator of LEXINGTON STRATEGIC INVESTMENTS FUND, INC. who executed the foregoing Articles of Incorporation hereby acknowledges the same to be his act.


Dated the 3rd day of January, 1992.


                              _____________________________
                                   Adam J. Shapiro,
                                   Sole Incorporator